CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Municipal Trust

     We consent to the use of our report dated October 10, 1997 incorporated by reference herein and to the references to our firm under the caption "Financial Highlights" in the prospectuses.


                                             /s/ KPMG Peat Marwick LLP

                                             KPMG Peat Marwick LLP

Boston, Massachusetts
February 6, 1998